Exhibit 10.7
(English Translation)

China Guodian

China Guodian Beipiao Beisijia Wind Power Generation Project

Wind Turbine Tower Cylinder Purchase Contract

Name of Project :	China Guodian Beipiao Beisijia Wind Power Station (49.5MW) Project

Place of Project:	Chaoyang Beipiao City, Liaoning Province

Contract No.	BPFD-2010-003

Buyer:	China Guodian Beipiao Wind Power Generation Co. Ltd.

Seller:	Liaoning Creative Wind Power Equipment Co., Ltd.

Date of Signature:	March 21, 2010

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China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

Table of Contents

1.	Scope and Quality	1

2.	Contract Price and Documents	1

3.	Payment	2

4.	Shipping and Delivery	3

5.	Packing and Labeling	5

6.	Quality Inspection	7

7.	Breach of duty , warranty and Claim for Damage	8

8.	Tax	10

9.	Force Majeure	10

10.	Applicable Law and Dispute Resolution	11

11.	Contract Effectiveness, Termination and Miscellaneous	11

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China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

CONTRACT

China Guodian Beipiao Wind Power Generation Co. Ltd. (hereafter in abbreviation: Buyer) and Liaoning Creative Wind Power Equipment Co. Ltd.  (hereafter in abbreviation: Seller), have undergone friendly negotiation on the manufacture, supply and service of Wind Turbine Tower Cylinder and its parts for China Guodian Beipiao Beisijia Wind Power Generation Project.  In accordance with the bidding document and Contract Law of the People’s Republic of China, with the relevant rules and regulations, on the basis of “voluntariness, equality, mutual benefit, profitableness, honesty and good faith,” the Buyer agrees to buy and the Seller agrees to sell the equipment manufactured in terms of the Technology Agreement. Wherefore, the authorized representatives of both parties enter this contract to the following stipulated terms.

1             Scope of Supplies and Requirement of Quality

1.1          The scope of supply in this contract should include but is not limited to the Wind Turbine Tower Cylinder, internal decoration, spare parts, climbing aid device, anti-falling system, specialized tool, technical information, loading, unloading and transit.  Any item omitted from the supply list, which should have been included in the scope of the supply and is necessary to satisfy the requirement of Technology Agreement warranting the performance of the contracted equipment, should be supplied by the Seller without giving rise to any cost and expense.

1.2          The usable life of Wind Turban Tower Cylinder supplied by the Buyer should be more than 20 years.

1.3          Amount of Supplies: 33 Units of Guodian United Power 1500kw Wind Turbine Tower Cylinder (UP82/1500, 65m, 3a). During the term of contract, the Buyer shall have right to increase demand of quantity based on this contact unit price.

1.4          The quality, technical specification, technical standard, function and the others should satisfy the requirements set forth in the appendix I Technical Agreement and the Guodian United Power Drawing. If any deviation arises between the technical requirement of wind turbine tower cylinder, the Quality Control Procedure and the practical requirement of Guodian United Power, it shall be finalized by written affirmation issued by Guodian United Power.

2             Contract Price and Documents

2.1          This contract price is the total contract price: Renminbi 21,879,000 yuan even (In Capital: Twenty-One Million, Eight Hundred and Seventy-Nine Thousand Even). Price should cover but is not limited to the equipment and parts, insurance, tax payable by the Seller, packing and shipping (including the towing and miscellaneous shipping expense), technical support, technical information (including the mailing of any information regarding the tower cylinder test, inspection, manufacture and built drawing), design communication, in-house Superintendent and tax.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

2.2          The Guodian United Power (1500kw) flange should be picked up by the Seller at the Zhangjiagang Sanlin Flange Manufacture Co. Ltd, at the Seller’s expense.

2.3          This Price includes the cost and expense incurred until the installation point designated by the Buyer.

2.4          The Contract Price is nonnegotiable during the process of delivery.

2.5          The following documents consist of the Contract made by and between the Buyer and the Seller, with each read and understood as the component of this contract. When ambiguity or conflicts arise, the clarification priority should follow the sequence of the documents as below.

(1)           Supplemental agreement or memo entered by both parties subsequent to the Contract;

(2)           The Contract and its appendixes;

(3)           Bid-Winning Notice;

(4)           Bidding Invitation and the clarifications by the Buyer;

(5)           Bidding Offer and the clarification by the Seller;

(6)           Drawing and technical information by the Seller during the term of contract.

2.6          Technical Agreement will be entered as the appendix to the Contract by the project managing company.

3             Payment

3.1          The payable currency under the Contract is Chinese Renminbi.

3.2          Method of payment: Bank wire transfer or draft.

3.3.1       Advance: 10% of the Contract Price should be advance payment payable to the Seller within 15 days of the Buyer’s receipt and review of the following documents:

a)           Receipt of 10% of the Contract Price;

b)           One Performance Bond issued by a bank equivalent to 10% of the total contract price.

3.3.2       Payment for Material Prepared: subsequent to the Seller’s steel purchase contract and the delivery, 30% of the Contract Price should be payable to the Seller as the payment for material prepared upon inspection by the Buyer and a third party (the Wind Turbine manufacturer) under the Technology Agreement stipulated by three parties, within 10 business days after the Buyer’s receipt and review of the Seller’s steel order contract, copy of the Seller’s payment and a receipt of 30% of the Contract Price.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

3.3.3       Payment for goods delivered: As soon as the Seller delivers each set of goods, after each of them is inspected, the Buyer shall pay 30% of the total contract price to the Seller within 15 days after the receipt and review of the following documents:

a)
Certificate of Quality Inspection, one copy of Corporate License Counterpart and one copy of Tax Registry Counterpart (stamped as a VAT general tax payer annual inspection), (with additional official stamp of the equipment supplier) and so on;

b)	Delivery invoice indicating the weight and unit;

c)	VAT invoice equivalent to 100% of the amount of the contracted equipments.

3.3.4       Payment for inspection:

Within 15 days after all the products are installed and inspected, the Buyer shall pay 20% of the contract price to the Seller as the payment for inspection. (Both parties shall signed the inspection report for record upon a satisfying inspection).

Within 90 days after the Seller has conducted each set of the delivery to the designated place in time, the Buyer shall complete this payment.

3.3.5       The remaining 10% of the contract price is reserved as the Retainage. As soon as the quality warranty term expires, at the time when the Buyer confirms nonexistence of defect and issues a certificate, the Buyer shall pay 10% of the contract price, as the Retainage payment, to the Seller within 30 business days after the Buyer is in receipt and review of a payment receipt by the Seller indicating 10% of the contract price.  (If any defect is found, the Retainage should be deducted proportionately; if any replacing or repairing of the equipment is needed, the quality warranty term shall be computed from the day of the satisfied replacing or repairing.)

3.4          The payment date is determined by the day when the Buyer’s bank submits the payment.

3.5          In any event of the Seller’s non-performance or non-conforming performance due to the Seller’s fault, the Seller shall be liable for the liquidated damage, penalty and/or the damage for breach of contract, and the Buyer is entitled to a deduction from any aforesaid payments.

4             Delivery and Shipment

4.1          Shipping method: Ground shipping

4.2          Place of Delivery: each stand of the Wind Turbine at the wind power station as contracted.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

4.3          Recipient of Delivery: China Guodian Beipiao Wind Power Generation Co. Ltd.

4.4          Delivery Timing:

Equipment Delivery Progress Schedule

Seq. No.	Milestone	Time Frame	Remarks

1	Installation process activated	Date of the contract signed

2	First set of 16 ring foundations starting to be delivered at the designated site	50

3	Second set of 17 ring foundations starting to be delivered at the designated site	70

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5	First set of 16 Wind Turbine Tower Cylinder units delivered at (each) designated site	90

6	Second set of 17 Wind Turbine Tower Cylinder units delivered at (each) designated site	120

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All the equipments shall be delivered in full compliance with the delivery schedule set forth in this contract. In order to coordinate with the field contractors, the specific delivery date will be provided by the Buyer’s advanced notice with which the Seller shall comply; otherwise, a written approval by the Buyer shall be obtained prior to delivery in advance of this schedule.

The Buyer shall not bear any cost and expense incurred from the suspended supply of Wind Turbine Tower Cylinder accumulated in the manufacture’s possession.

4.5          A written notice shall be given to the Buyer at the end of the equipment production.  The arrival date of the equipment at the delivery destination is the actual delivery date. On the day that the delivery is completed and the inspection certificate is issued, the title and the risk of loss on the Seller shall be transferred to the Buyer.

4.6          The Seller shall arrange the equipment shipping, at the expense of the Seller, including the cost of freight (including miscellaneous shipping expense) and insurance.

4.7          The Seller is hereby required to furnish the bill of lading by facsimile to the Buyer within one business day of loading, in order to notify the Buyer to get ready for equipment pick-up and storage.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

4.8          The Seller shall take any necessary measure to wrap and tie the equipment to prevent damage during transit. If any loss or damage occurs, the Seller shall file a claim while immediately re-arranging the supply to keep the project on schedule.

4.9          The shipping roads around the delivery site: the Seller shall investigate and be familiar with the condition of the shipping roads around the delivery site, taking any necessary measure to secure the transit and project progress. The Seller shall submit a Wind Turbine Tower Cylinder shipping plan to the Buyer no later than 15 days after the contract is signed.

4.10        In any event that any shipment fails to reach the designated site due to the fault of the Seller’s carrier, any extra cost and expense incurred from the re-arranging shipment shall be bore on the Seller.

4.11        In any event that the Seller fails to unload the cargo due to an act of god, such as hurricane or heavy rain, the Buyer may provide assistance, with no assumption of any duty or expense on the part of the Buyer.

4.12        The specification shall be attached to the equipment.

4.13        The Buyer will conduct monthly check-up on the Seller’s supply progress, the result of which shall be taken into account to reset the Seller’s supply quantity. Unless the delay to the supply is caused under the Clause 9 of this contract, the Buyer is entitled to deduct an amount from the payment to the Seller as set forth by this contract. In addition, a notice of warning will be given indicating that no action will be taken if the Seller could make up the delay in the subsequent monthly supply; otherwise, the Buyer shall be able to modify the supply quantity under this contract with a proportionate modification to the contract price in total.

5             Packing and Labeling

5.1          Any equipment packing provided by the Seller shall be fit for the corresponding transporting conditions. Any packing to the goods delivered shall comply with the requirements set forth by the Buyer’s packing and storing guideline and the relevant State supervising authority’s regulation, and be endurable for long distance shipping, multiple moving, loading and unloading.  Any packing shall remain intact during the course of shipping, loading and unloading, with shock-absorbing and anti-shock measuring. If the packing is unable to protect the equipments from any damage incurred by the vertical or horizontal acceleration during the course of shipping, loading and unloading, the Seller shall provide resolution through the design and structure. The packing shall, in accordance with the features of equipment, be equipped with anti-moisture, anti-mode, anti – rust and anti-corrosion protective measures, in order to assure the goods shall be delivered intact to each wind turbine site without incurrence of any damage, rust or missing.  Each equipment packing box shall be examined and cleaned by the Seller, who shall kept away any alien item and ensure the integrity of the parts and accessories.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

Each packing box shall enclose two copies of detailed bills of lading and quality certificate (or certificate of inspection).

5.2          The Seller shall clearly indicate each part number and accessory number as shown in the respective installation drawing, which are enclosed in each packing box and bundle.

5.3          On two sides of each packing box, the Seller shall print the following marks in obvious Chinese by unfadeable paint:

1)	Contract index;

2)	Destination;

3)	Name of supplier and recipient ;

4)	Name of equipment / drawing number of product set;

5)	Number of box / unit;

6)	Net weight (kilogram)

7)	Dimension (length x width x height, in millimeters)

Any goods equivalent to or in excess of two tons shall be marked on one side of the packing box by commonly used labeling and logo indicating the CG and lifting point for purpose of loading, unloading and moving. In light of the goods condition, loading, unloading and shipping different equipments, the packing box shall be noticeably printed with “handled with care,” “no upside down” and “rainproof.”

5.4          Any non-packing goods shall be marked as above by metal label or label on equipment itself.  Any large item shall be provided with enough cargo bracket or packing wood rack.

5.5          Each packing box shall contain a certificate of inspection and detailed packing list indicating name, amount, price, unit number and drawing number of parts.  Any box for outside order shall contain a certificate of product quality inspection and technical specification. In addition, four copies of packing list shall be provided by mail.

5.6          Each spare part shall be individually packed for each set, and shall be indicated on the outside of packing box, engraved with obvious mark and logo. Any specialized tool shall be packed individually and delivered at one time to the designated place.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

6             Quality Inspection

6.1          The Seller shall completely and meticulously inspect the quality, quantity and specification of the equipment in accordance with the technical agreements under the contract prior to any shipping out of the factory, at the expense of the Seller. At the same time, an inspection certificate containing specification bearing the signature of the wind turbine supplier, the Buyer or the Superintendent authorized by the Buyer, shall be issued.

6.2          As soon as the goods arrive at the delivery site, the Buyer will inspect the packing, surface and the quantity of the equipment in accordance with the technical agreements under the contract. If any non-conformance is found, the Seller should resolve it immediately. As soon as the equipment arrives at the installation site, the Buyer will invite the Superintendent, designer representative, main equipment manufacturer, as well as the Seller to conduct a joint inspection on the quality, specification and quantity. At the time of inspection, if the Seller is not timely present, the Buyer shall be able to proceed with the other relevant parties, the result and the record of which shall be valid to the contracting parties and serve as admissible evidence when the Buyer is filing a claim for damage against the Seller.

6.3          At the time of inspection, if any damage, defect, shortness or non-conformance with the quality standard and specification as set forth in the Technology Agreement is found, an inspection report shall record such finding, and is signed by both parties, with each holding a copy, which shall serve as admissible evidence when the Buyer is filing a claim for damage against the Seller.

6.4          If disagreed with the Buyer’s request for repairing, replacing and recovery as set forth in the aforesaid clauses, the Seller shall submit a reconsideration request to the Buyer within one week of receipt of the Buyer’s written notice; otherwise, it is deemed that the Buyer’s request is accepted.

6.5          If disagreement to the joint inspection report has occurred between the contacting parties, the inspection shall be assigned to a recognized inspection authority. The wind turbine supplier shall participate to this inspection, the result of which has the same legal effect and is binding to both parties, at the cost and expense of the liable party.

6.6          Upon receiving the Buyer’s request for repairing, replacing and recovery light of the aforesaid clauses, the Seller should immediately repair, replace or supply the missing part, at the cost and expense of the Seller. Any resulting damage will be deducted by the Buyer from the Retainage or the next payment.

6.7          Any delay caused by repairing or replacing the equipment or parts, with the fault on the part of the Seller, shall not affect the production progress in general; otherwise, such delay will be treated in accordance with the Clause 7.5.

6.8          Any aforesaid inspection is only referring to the inspection upon delivery and shall not constitute an exemption to the Seller’s liability under the Clause 7 regarding the Seller’s product warranty.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

6.9          The Seller should incorporate with the in-house Superintendent sent by the wind turbine main equipment manufacturer.

6.10        The Seller’s inspection shall be conducted by experienced technical personnel who have ever participated in any contract manufacturing Wind Turbine Tower Cylinder with more than megawatt.

7             Breach of Contract, Warranty and Claim of Damage

7.1          The Buyer provides the Seller with integrated manufacture drawing and specification of the Wind Turbine Tower Cylinder made by the wind turbine manufacturer.  The Seller shall guarantee that its contracted equipment is brand new, made by advanced, matured and excellent technology and satisfying requirements for security, reliability, economy and easy maintenance.  The Seller shall guarantee the integrity and accuracy of the technical specification in accordance with the bidding offer and offer, which shall also meet the requirement for design, installation, debugging, operation and repairing.

7.2          In any event that an inspection to the surface, as required by this contract, reveals any non-conformance with the contract requirement, the Buyer shall be entitle to request an immediate replacement by the Seller. If any replacement caused delays to the delivery of supplies, it shall be deemed that the Seller delays its delivery (see Clause 7.5 in this contract).

7.3          At the time the on-site inspection and testing as contracted is processing, if any defect is found, the Seller shall immediately provide an active eliminating service.  In any event the delay of equipment delivery affects the Buyer’s schedule, the Seller shall be liable for any direct or indirect expectable damage resulting therein. In addition, extra fine will be imposed on the Seller for its delayed delivery.

7.4          In any event that the Seller’s equipment fails to meet one or more requirements set forth in Technical Agreement during the on-site inspection or within the term of warranty as agreed thereof, the Seller shall be charged with the liquidated damage in accordance with Technical Agreement. If such liquidated damage exceeds 10% of total contract price, or where Technical Agreement does not provide a remedy for any substantial defect existing in the Seller’s equipment, the product shall be determined as defective by the Buyer in accordance with Clause 7.13.

7.5          In any event that the Seller fails to complete all the deliveries pursuant to this contract (Except for Force Majeure), the liquidated damage will be imposed on the Seller for RMB 2,000 per set per day. If the delay to the delivery exceeds 15 days, the Buyer shall be able to cancel and then assign this contract to a third party, and the Seller shall return any payment advanced by the Buyer, as well as any interest incurred in accordance with the common bank loan rate. The Seller shall also pay 5% of the delayed supply as managing fee to the Buyer.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

7.6          Within 10 days subsequent to the contract signed, the Seller should provide detailed material preparation schedule and material source.  Each manufacturing stage including the material purchase, cutting, tower welding (welding technology, welding gap inspection, welding rework), tower pre-installation, anti-corrosion coating, shipping, loading and unloading and storage, should be in full compliance with the Wind Turbine Tower Cylinder manufacturing standard and specification set by the wind turbine manufacturer. If any product is disregarded or product rework is required due to the non-conformance with the standard or rule set by the wind turbine manufacturer, the Seller will be held liable for any damage resulting therefrom.

7.7          The height of the ring foundation supporting “W” Shape steel shall be determined by the actual height of the wind turbine.

7.8          The brand name for the paint to the Wind Turbine Tower Cylinder is Haihong. For the paint on the surface, the Seller provides the color card and the Buyer will decide the color. The Buyer’s Logo shall be printed to the Wind Turbine Tower Cylinder, with the font and printing provided by the Seller. The fee and expense are included in the contract price.  The place, height and color of the print will be determined by the Buyer.

7.9          The quality warranty term under this contract is 18 months starting from the day when the installation is completed and inspected. After the quality warranty expires, the Buyer shall issue a final inspection certificate to the Seller within 15 days, conditioned on the full payment to the Buyer’s claim of damage submitted within the quality warranty.

7.10        During the quality warranty term, if any defect or non-conformance to this contract occurs, the Seller shall repair or replace within 48 hours, at it own expense. If the Seller failed to timely repair or replace, the Buyer shall be able to repair or replace on his own or by hiring outside contractor, at the Seller’s expense. The Seller shall be liable for the Buyer’s damage caused by the repairing and replacing.

7.11        If any repairing or replacing the defect equipment results in the suspended operation or postponed installation, with the fault on the part of the Seller, the warranty shall be extended accordingly.

7.12        The fact that the Seller pays the late liquidated damage does not release the Seller from its corresponding contracted duty.

7.13        Any claim arising from the effectiveness of the contract till the end of the warranty term shall be resolved in terms of the following at the Buyer’s option.

7.13.1     If opt for return, any direct or expectable indirect damage shall be paid to the Buyer, including, but not limited to, any liquidated damage set forth in Clause 7.4 and 7.5, any advanced payment and the interest incurred therefrom, bank fee, shipping expense, inspection fee, storage fee and the other necessary expense.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

7.13.2     If opt for replacement, besides replacing any non-conforming parts as contracted, any direct or expectable indirect damage incurred shall be paid to the Buyer, including, but not limited to, any liquidated damage set forth in Clause 7.4 and 7.5, and the other necessary expense.

7.13.3     If opt for depreciation at the minimum level, where the depreciation is higher than the Buyer’s advanced payment of supply, the Seller shall promptly return any excess portion.

7.13.4     Within 7 days after the Seller is in receipt of the Buyer’s claim (determined by the postmark), non-response to such shall be deemed that the claim is accepted.

7.14        Ownership, Intellectual Property Surety Clause

7.14.1     The Seller shall guarantee a legal and integrated ownership to the contracted products, and shall not impose or allow a third party to impose any other lien or surety in any form on those products

7.14.2     The Seller shall provide surety to his legal ownership of any contracted products, the accompanying technology and service, as well as his legally rightful use of the intellectual property therein.

7.14.3     Any inappropriate, incorrect or incomplete performance by the Seller under the above two suretyship shall be deemed a breach of contract.

7.14.4     Except for independent resolution, any cost and expense incurred from infringement dispute shall be bored on the Seller. Any damage caused to the Buyer therein shall be paid by the Seller.

8             Tax

8.1          According to the nation’s laws, rules and regulations, the Seller shall assume the responsibility and pay the corresponding tax of this contract.

8.2          The contract price includes tax.

9             Force Majeure

9.1          If either party to the contract is effected to perform by an event of Force Majeure, any delay therefore shall not exceed a period equivalent to the period so affected, with no effect on the contract price.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

9.2          Either party affected by the Force Majeure shall notify the other party immediately after the incident, and shall send by air mail to the Buyer, within 7 days thereafter, the proof of incident issued by a qualified government agency of the place where the incident occurs.  The affected party shall make best effort to mitigate the damage and delay so affected by the event. The affected party, as soon as the effect by the event of Force Majeure is removed, shall resume performing immediately.

10           Applicable Law and Dispute Resolution

10.1        The law governing this contract is the law of the People’s Republic of China.

10.2        Any dispute arising out of this contract shall be settled initially through the friendly negotiation between the parties, if failed, then submitted to the immediate supervising authority of each party for further settlement negotiation. Unless the aforesaid efforts fail, either party may at its option submit the dispute for arbitration to the Beijing Arbitration Commission, or bring an action to a People’s Court at the place where the contract is signed.

10.3        The arbitration decision is binding to both contracting parties.

10.4        Any cost and expense incurred in the course of aforesaid proceedings, unless the arbitration decision rules otherwise, shall be borne at the losing party.

10.5        During the arbitration, any portion apart from the arbitrated dispute shall be continually performed.

11           Contract Effectiveness, Termination and Miscellaneous

11.1        This contract shall take effect on the day of signature and stamp by both parties, and be terminated upon the completion of performance and payment.

11.2        This contract is made in six copies, four held by the Buyer and two held by the Seller.

11.3        The appendices are inseparable part of this contract, with the same legal effect as the contract.

11.4        Once the contract takes effect, neither party could unilaterally modify the content of this contract (including the appendices) at its sole discretion. Any change, modification or supplement shall be made in writing, signed by the corporate representative (or authorized representative) of both parties upon negotiation, once signed, shall become integrated part of the contract with the same legal effect.

11.5        Party B is prohibited from assigning partial or whole of its right or obligation under this contract to any third party.

China Guodian Beipiao Beisijia Wind Power Generation Project Wind Turbine Tower Cylinder Purchase Contract	Contract No. BPFD-2010-003

This page is signature page.

Buyer:	China Guodian Beipiao Wind Power	Seller:	Liaoning Creative Wind Power
	Generation Co. Ltd.		Equipment Co., Ltd.

Address:	Nanshan Street Shengda Building Floor 4,	Address:	Maoshan Industry Yuanqu C Qu,
	Beipiao City, Liaoning Province		Tieling City, Liaoning Province

Facsimile:	0410-5820466	Facsimile:	0410-6129933
Telephone:	0410-5820466	Telephone:	0410-6129900
Zip code:	122100	Zip code:	112000

Buyer:		Seller:
(Stamp in red)		(Stamp in red)

China Guodian Beipiao Wind Power Generation Co. Ltd.		Liaoning Creative Wind Power Equipment Co., Ltd.
Stamp Exclusive for Contract		Stamp Exclusive for Contract

Corporate Representative or Authorized Representative		Corporate Representative or Authorized Representative
Signature: /s/ Li,Yugang		Signature: /s/ Zhao, Min